Exhibit 31.3

Innovative Industrial Properties, Inc.

Annual Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Paul Smithers, certify that:

1)	I have reviewed this Amendment to the Annual Report on Form 10-K/A of Innovative Industrial Properties, Inc.; and

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2020

/s/ Paul Smithers
Paul Smithers
Chief Executive Officer, President and Director